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                                                                     EXHIBIT 99




FOR IMMEDIATE RELEASE

EXCELSIOR-HENDERSON SEEKS CHAPTER 11 PROTECTION
FILING NECESSARY DESPITE CONTINUAL OPERATIONS GAINS

CONTACT:          Michael L. Meyer
                  Ravich Meyer Kirkman McGrath & Nauman
                  (612) 317-4745

                  Excelsior-Henderson Motorcycle Manufacturing Company Kathy Thomas
                  (612) 873-5809

BELLE PLAINE, Minnesota--December 20, 1999--Excelsior-Henderson Motorcycle Manufacturing Company (Nasdaq: BIGX) announced today that it plans to file a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Minnesota on Tuesday, December 21. The filing decision was made necessary by a lack of, to date, obtaining additional financing.

In related actions, the company also announced that it had temporarily ceased manufacturing operations and, as a result, had been forced to lay off approximately 101 employees of its 116-person workforce.

"This is a severe step that we would have preferred not to take," said Michael Meyer of the law firm Ravich, Meyer, Kirkman, McGrath & Nauman, bankruptcy counsel to the Company. "However, it does provide the necessary breathing room for the company to continue to seek the financing or a strategic transaction that is felt to be in the best interest of customers, dealers, shareholders and employees."


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                                                              EXHIBIT 99


The company intends to file a plan of reorganization with the Bankruptcy Court once it has secured a commitment for financing or a strategic transaction.

"We remain strongly committed to the continuation and long term success of this company," co-founders Dan, Dave and Jennie Hanlon said. "We have continued to make significant progress in a number of key areas such as dealer network development, inventory control, and cost management. Despite these improvements, our decreased liquidity made it impossible to maintain normal operations."

The Company also announced that, with its lack of additional financial resources, its relationship with The Platinum Group and any personnel from The Platinum Group that acted as officers of the Company was discontinued.


NOTES CONCERNING FORWARD-LOOKING STATEMENTS:

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS REGARDING TEMPORARILY CEASING MANUFACTURING, AND SEEKING FINANCING OR STRATEGIC ALTERNATIVES THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS. THERE CAN BE NO ASSURANCE THAT MANUFACTURING OPERATIONS WILL RESUME, OR THAT SUFFICIENT FINANCING OR ANY STRATEGIC TRANSACTIONS WILL BE AVAILABLE, OR, IF AVAILABLE, WILL BE ON FAVORABLE TERMS. INVESTORS ARE ALSO ENCOURAGED TO REVIEW THE FACTORS DESCRIBED FROM TIME TO TIME IN THE COMPANY'S REPORTS ON FILE WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING BUT NOT LIMITED TO THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 2, 1999 AND THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED OCTOBER 2, 1999.


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